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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
WATTS INDUSTRIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Watts Industries, Inc.

April 17, 2003

Dear Stockholder:

        We cordially invite you to attend our 2003 Annual Meeting, which will be held on Tuesday, May 20, 2003 at 10:00 a.m., in the Phillips Room of The Andover Inn at Phillips Academy, Chapel Avenue, Andover, Massachusetts 01810.

        The purpose of the Annual Meeting is (i) to elect Directors as set forth in Proposal 1, (ii) to ratify the selection of independent auditors for the current fiscal year as set forth in Proposal 2, (iii) to approve the Watts Industries, Inc. 2003 Non-Employee Directors' Stock Option Plan as set forth in Proposal 3, and (iv) to consider and act upon any other matters that may properly come before the Annual Meeting. The Board of Directors urges you to read the proxy statement which describes these matters and presents other important information.

        Your support of our efforts is important to the other Directors and to me regardless of the number of shares you own. Accordingly, we urge you to complete, sign and return your proxy promptly in the envelope provided for your convenience.

        Following the completion of the scheduled business, we will report on the Company's operations and plans and answer questions from the floor. We hope that you will be able to join us on May 20th.

Sincerely,

PATRICK S. O'KEEFE President and Chief Executive Officer

WATTS INDUSTRIES, INC.
815 Chestnut Street
North Andover, MA 01845

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 20, 2003

To the Stockholders of
    Watts Industries, Inc.

        Notice is hereby given that the 2003 Annual Meeting of Stockholders of Watts Industries, Inc., a Delaware corporation (the "Company"), will be held in the Phillips Room of The Andover Inn at Phillips Academy, Chapel Avenue, Andover, Massachusetts 01810, on Tuesday, May 20, 2003, at 10:00 a.m., local time, (the "Annual Meeting") for the following purposes:

  1.
  To elect to the Board of Directors of the Company seven Directors, each to hold office until the Company's 2004 Annual Meeting of Stockholders and until such Director's successor is duly elected and qualified;

  2.
  To ratify the selection of KPMG LLP as the independent auditors of the Company for the current fiscal year;

  3.
  To approve the Watts Industries, Inc. 2003 Non-Employee Directors' Stock Option Plan; and

  4.
  To consider and act upon any other matters that may properly come before the Annual Meeting.

        Only stockholders of record at the close of business on April 9, 2003 will be entitled to notice of and to vote at the meeting or any adjournment(s) or postponement(s) thereof.

By Order of the Board of Directors

WILLIAM C. McCARTNEY Secretary

North Andover, Massachusetts
April 17, 2003

IMPORTANT

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING OF STOCKHOLDERS. ACCORDINGLY, YOU ARE URGED TO PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE. IF YOU SO CHOOSE, YOU MAY VOTE YOUR SHARES IN PERSON AT THE ANNUAL MEETING, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

WATTS INDUSTRIES, INC.

ANNUAL MEETING OF STOCKHOLDERS
May 20, 2003
PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

        This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Watts Board") of Watts Industries, Inc. (the "Company") for use at the Company's 2003 Annual Meeting of Stockholders to be held on Tuesday, May 20, 2003 at 10:00 a.m., local time, in the Phillips Room of The Andover Inn at Phillips Academy, Chapel Avenue, Andover, Massachusetts 01810 and at any adjournment(s) or postponement(s) thereof ("Annual Meeting").

        Only stockholders of record at the close of business on April 9, 2003 are entitled to receive notice of and to vote at the Annual Meeting. Each share of class A common stock, par value $.10 per share ("Class A Common Stock"), of the Company outstanding on the record date is entitled to one vote, and each share of class B common stock, par value $.10 per share ("Class B Common Stock"), of the Company outstanding on the record date is entitled to ten votes. As of the close of business on April 9, 2003, there were outstanding and entitled to vote 18,890,318 shares of Class A Common Stock and 8,185,224 shares of Class B Common Stock.

        The presence, in person or by proxy, of outstanding shares of Class A Common Stock and Class B Common Stock representing a majority of the total votes entitled to be cast is necessary to constitute a quorum for the transaction of business at the Annual Meeting. A quorum being present, the affirmative vote of a plurality of the votes cast is necessary to elect a nominee as a Director of the Company. A quorum being present, under Delaware law the proposal to approve the 2003 Non-Employee Directors' Stock Option Plan requires the affirmative vote of a majority of the votes cast on the proposal, and for purposes of determining the number of votes cast, abstentions are treated under Delaware law as not voting. In addition, under New York Stock Exchange rules the proposal to approve the 2003 Non-Employee Directors' Stock Option Plan requires the affirmative vote of a majority of all the votes cast on the proposal, and further requires the total number of votes cast on the proposal to represent more than 50% of all of the shares entitled to vote on the proposal. The New York Stock Exchange treats abstentions as shares entitled to vote and as votes cast.

        Shares that reflect abstentions or "broker non-votes" (i.e., shares represented at the Annual Meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which the broker or nominee does not have discretionary power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome of the election of Directors. In the election of Directors, votes may be cast in favor of, against or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome. Broker non-votes will be treated as votes not cast under both Delaware law and the New York Stock Exchange rules for purposes of determining the number of votes cast on the proposal to approve the 2003 Non-Employee Directors' Stock Option Plan. Accordingly, in the event that more than 50% of the shares entitled to vote are cast on the proposal, broker non-votes will have no effect on the outcome.

        Shares represented by duly executed proxies received by the Company and not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. If no instructions are given, properly executed proxies will be voted (i) for the election of each of the nominees named herein for Director, (ii) for the ratification of the selection of KPMG LLP as the independent auditors of the Company for the current fiscal year, and (iii) for approval of the 2003 Non-Employee Directors' Stock Option Plan.

        Any properly completed proxy may be revoked at any time before it is voted on any matter (without, however, affecting any vote taken prior to such revocation) by (1) giving written notice of such revocation to the Secretary of the Company at the address set forth below, (2) signing and duly delivering a proxy bearing a later date, or (3) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

        This proxy statement and the enclosed proxy are first being mailed together by the Company on or about April 17, 2003 to stockholders of record as of April 9, 2003. The Company's Annual Report for the fiscal year ended December 31, 2002 is being mailed to such stockholders of the Company concurrently with this proxy statement.

        The principal executive offices of the Company are located at 815 Chestnut Street, North Andover, Massachusetts 01845.

        The expenses of preparing, printing and assembling the materials used in the solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, the Company may also use the services of some of its officers and employees (who will receive no compensation therefor in addition to their regular salaries) to solicit proxies personally and by personal interview, telephone and telegram. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward solicitation materials to the beneficial owners of shares held of record by them and will be reimbursed for their reasonable expenses.

        At the date hereof the management of the Company has no knowledge of any business other than the matters set forth in the Notice of Annual Meeting of Stockholders and described above that will be presented for consideration at the Annual Meeting. If any other business should come before the Annual Meeting, the proxies will be voted in accordance with the direction of the proxy holders. Each of the persons appointed by the enclosed form of proxy present and acting at the meeting, in person or by substitute, shall have and may exercise all of the powers and authority of the proxies.

PROPOSAL 1
ELECTION OF DIRECTORS

        The Watts Board has fixed the number of Directors at seven and nominated each of the individuals named below for election as a Director. If elected, each nominee will serve until the Company's 2004 Annual Meeting of Stockholders and until such Director's successor shall have been duly elected and qualified. Proxies will be voted for each of the nominees named below unless otherwise specified in the proxy. All of the nominees, except for John K. McGillicuddy, are presently members of the Watts Board. Management does not contemplate that any of the nominees will be unable to serve, but in that event, proxies solicited hereby will be voted either for the election of another person or persons to be designated by the Watts Board or to fix the number of Directors at a lesser number and elect the nominees able to serve. Holders of shares representing votes sufficient to elect each of the nominees named below have indicated an intention to vote in favor of such nominees.

        The Board of Directors recommends that stockholders vote FOR the election of each nominee as a Director of the Company.

INFORMATION AS TO DIRECTORS AND NOMINEES FOR DIRECTOR

        Set forth below is the name and age of each nominee for Director, his principal occupation for at least the past five years, the year each became a Director of the Company and certain other information. The information is as of April 9, 2003.

Name	Age	Present Principal Employment and Prior Business Experience(1)	Director Since(1)
Timothy P. Horne	65	Chairman of the Board of Directors of the Company from April 1986 to August 2002. Chief Executive Officer from 1978 to August 2002. President from 1976 to 1978, from 1994 to April 1997 and from October 1999 to August 2002. Mr. Horne joined the Company in 1959, and retired on December 31, 2002.	1962(2)
Kenneth J. McAvoy	62	Chief Financial Officer and Treasurer of the Company from 1986 to 1999; Vice President of Finance from 1984 to 1994; Executive Vice President of European Operations from 1994 to 1996; Secretary from 1985 to 1999. Mr. McAvoy joined the Company in 1981, and retired on December 31, 1999.	1994(2)
John K. McGillicuddy	59	Employed by KPMG LLP, a public accounting firm, from June 1965 until his retirement in June 2000. Elected into the Partnership at KPMG LLP in June 1975 where Mr. McGillicuddy served as Audit Partner, SEC Reviewing Partner, Partner-in-Charge of Professional Practice, Partner-in-Charge of College Recruiting and Partner-in-Charge of Staff Scheduling.	N/A (2)
Gordon W. Moran	64	Non-executive Chairman of the Board since August 2002. Chairman of Hollingsworth & Vose Company, a paper manufacturer, since 1997, and served as its President and Chief Executive Officer from 1983 to 1998.	1990(2)
Daniel J. Murphy, III	61	Chairman of Northmark Bank, a commercial bank, since August 1987. Prior to forming Northmark Bank in 1987, Mr. Murphy was a Managing Director of Knightsbridge Partners, Inc., a venture capital firm, from January to August 1987 and President and a Director of Arltru Bancorporation, a bank holding company, and its wholly owned subsidiary, Arlington Trust Company from 1980 to 1986. Mr. Murphy is a Director of Bay State Gas Company and CIRCOR International, Inc.	1986(2)
Patrick S. O'Keefe	50	Joined the Company in August 2002 as President and Chief Executive Officer. Prior to joining the Company, Mr. O'Keefe served as President, Chief Executive Officer and Director of Industrial Distribution Group, a supplier of maintenance, repair, operating and production products, from 1999 to 2001. From 1997 to 1999, he was Chief Executive Officer of Zep Manufacturing, a unit of National Services Industries and a manufacturer of specialty chemicals. From 1994 to 1997, Mr. O'Keefe held various senior management positions with Crane Co.	2002(2)

Roger A. Young	57	Chairman of the Board of Directors of Bay State Gas Company, a wholly owned subsidiary of NiSource Inc., a holding company with operating companies engaged in the natural gas business, since 1996, and served on its Board since 1975. Mr. Young was elected President and Chief Operating Officer of Bay State Gas Company in 1981 and Chief Executive Officer in 1990, serving in such positions until 1999. Mr. Young is also a Director of NiSource, Inc.	1999(2)

(1)
All positions with the Company indicated for periods prior to January 1, 1986 were held with Watts Regulator Co. The Company became the parent company of Watts Regulator Co. and its various subsidiaries pursuant to a reorganization effective as of January 1, 1986.

(2)
Nominee for director.

DIRECTORS' COMPENSATION

        Each non-employee Director receives a quarterly retainer of $5,000 and $500 per Board of Directors and committee meeting attended and also receives reimbursement for out-of-pocket expenses incurred in connection with attending such meetings. On November 1, 2002, each non-employee Director, duly elected and serving at that time, was automatically granted options to purchase 3,094 shares of class A common stock of the Company under the 1996 Stock Option Plan. All options were granted with an exercise price of $10.583 per share and were fully exercisable upon grant. In addition, if approved by stockholders at this Annual Meeting, each non-employee Director will be eligible to receive grants of stock options under the Company's 2003 Non-Employee Directors' Stock Option Plan.

        Directors of the Company who are employees of the Company receive no compensation for their services as Directors.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

        The Watts Board held ten meetings during the fiscal year ended December 31, 2002. Each of the Directors of the Company attended at least 75% of the total number of meetings of the Watts Board and of the committees on which such Director served, in each case held during the period he was a Director or member of the committee, as applicable.

        The Watts Board has a standing Audit Committee and a standing Stock Option and Compensation Committee. The Audit Committee held four meetings, and the Stock Option and Compensation Committee held two meetings, during the fiscal year ended December 31, 2002.The Audit Committee, among other things, reviews audit performance, recommends appropriate action on the basis of audit results and receives and reviews the auditors' "management letters" and management's responses thereto. The Stock Option and Compensation Committee is responsible for administering the Company's equity compensation plans and determining compensation policies applicable to, and approving the compensation arrangements of, the principal executive officers of the Company. Messrs. Moran, Murphy, Young and McAvoy comprise the Audit Committee, and Messrs. Murphy and Moran comprise the Stock Option and Compensation Committee.

LEGAL PROCEEDING INVOLVING DIRECTOR

        The Securities and Exchange Commission ("SEC") commenced a civil action on August 15, 2002 against Timothy P. Horne, a member of our Board of Directors, our controlling stockholder, and former Chief Executive Officer and Chairman, alleging that Mr. Horne received confidential information as an officer of the Company and used it to profit from trading he did in shares of Central Sprinkler Corp. in May 1999. The complaint alleged violations of Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder based on insider trading.

        Mr. Horne has entered into an agreement with the SEC to settle the civil action. Pursuant to the agreement, Mr. Horne, without admitting or denying the allegations of the complaint filed by the SEC, has consented to the entry of a final judgement against him which requires him to disgorge profits gained as a result of the conduct alleged in the complaint, pay prejudgment interest, plus a civil money penalty, and which permanently restrains and enjoins him from violations of Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder.

PRINCIPAL STOCKHOLDERS

        The following table sets forth information regarding the beneficial ownership of our class A and class B common stock as of March 19, 2003, by:

  •
  each person or entity known by us to own beneficially 5% or more of either class of our common stock;

  •
  each of our directors;

  •
  each of the executive officers named in the summary compensation table ("named executive officers"); and

  •
  all of our directors and executive officers as a group.

        As of March 19, 2003, there were outstanding 18,898,387 shares of class A common stock and 8,185,224 shares of class B common stock.

	Shares Beneficially Owned(2)(3)
Name of Beneficial Owner(1)	Number		Percent of Class A Common Stock	Percent of Class B Common Stock	Percent of Voting Power
Timothy P. Horne(4)	8,190,963	(5)(6)(7)	30.55%	94.39%	77.15%
Gabelli Funds, et al	6,715,089	(22)	35.53	0	6.66
George B. Horne(4)(9)	1,974,600	(6)(10)	9.5	24.12	19.60
Daniel W. Horne(4)	1,308,115	(6)(11)	6.5	15.65	12.74
Deborah Horne(4)	1,308,115	(6)(12)	6.5	15.65	12.74
Peter W. Horne(4)	1,227,715	(7)(13)	6.1	14.73	11.99
Daniel J. Murphy III(4)	1,122,479	(7)(16)	5.6	13.27	10.81
Dimensional Fund Advisors	1,060,091	(15)	5.6	0	1.05
Barclays Global Investors	1,058,001	(28)	5.6	0	1.05
Frederic B. Horne	992,250	(8)	5.25	0	*
Michael O. Fifer	156,733	(23)	*	0	*
Paul A. Lacourciere	114,579	(14)(26)	*	0	*
William C. McCartney	113,493	(14)(19)	*	0	*
Robert T. McLaurin	77,349	(29)	*	*	*
Jeffrey A. Polofsky	38,626	(14)(27)	*	0	*
Gordon W. Moran	31,940	(14)(17)	*	0	*
Kenneth J. McAvoy	19,282	(14)(18)	*	0	*
Roger A. Young	12,376	(14)(25)	*	0	*
Patrick S. O'Keefe	0		*	0	*
All executive officers and directors (14 persons)	9,858,814	(20)(21)	33.43	107.71(30)	88.54

*
Represents less than 1%

(1)
The address of each stockholder in the table is c /o Watts Industries, Inc., 815 Chestnut Street, North Andover, Massachusetts 01845, except that Frederic B. Horne's address is c/o Conifer Ledges, Ltd., 219 Liberty Square, Danvers, MA 01923, Dimensional Fund Advisors Inc.'s address is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401, Gabelli Group Capital Partners, Inc.'s address is One Corporate Center, Rye, NY 10586 and Barclays Global Investors address is 45 Fremont Street, San Francisco, CA 94105.

(2)
Under the rules promulgated by the Securities and Exchange Commission, beneficial ownership includes any shares as to which the stockholder has sole or shared voting power or investment power and includes any shares as to which the stockholder has the right to acquire beneficial ownership within 60 days after March 19, 2003. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to shares beneficially owned by that stockholder. For purposes of computing the equity and voting percentages for each stockholder, any shares that such stockholder has the right to acquire within 60 days of March 19, 2003 are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentages for any other stockholder.

(3)
The number of shares and percentages has been determined as of March 19, 2003 in accordance with Rule 13d-3 of the Securities and Exchange Act of 1934. At that date, a total of 27,083,611 shares were outstanding, of which 8,185,224 were shares of class B common stock and 18,898,387 were shares of class A common stock. Each share of class A common stock is entitled to one vote and each share of class B common stock is entitled to ten votes. Each share of class B common stock is convertible into one share of class A common stock. A holder of shares of class B common stock is deemed to beneficially own the shares of class A common stock into which the class B shares are convertible. Shares of class A common stock are not convertible. The table's voting percentage reflects the applicable beneficial owner's one vote per share of class A common stock plus ten votes per share of class B common stock, if any, divided by the total number of possible votes.

(4)
Timothy P. Horne, George B. Horne, Daniel W. Horne, Deborah Horne, Peter W. Horne, Tara Horne, and Daniel J. Murphy III may be deemed a "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934.

(5)
Includes (i) 2,051,220 shares of class B common stock and 226,253 shares of class A common stock beneficially owned by Timothy P. Horne (for purposes of this footnote, "Mr. Horne"), (ii) 1,280,840 shares of class B common stock and 25,625 shares of class A common stock held for the benefit of Daniel W. Horne, Mr. Horne's brother, under a revocable trust for which Mr. Horne serves as sole trustee, (iii) 1,280,840 shares of class B common stock and 27,275 shares of class A common stock held for the benefit of Deborah Horne, Mr. Horne's sister, under a trust for which Mr. Horne serves as sole trustee, which trust is revocable with the consent of the trustee, (iv) 1,085,840 shares held for the benefit of Peter W. Horne, Mr. Horne's brother, under a revocable trust for which Peter W. Horne serves as sole trustee, (v) 1,974,600 shares of class B common stock held for the benefit of George B. Horne, Mr. Horne's father, under a revocable trust for which Mr. Horne serves as co-trustee, (vi) 30,200 shares held for the benefit of Tara V. Horne, under an irrevocable trust for which Mr. Horne serves as trustee, (vii) 22,600 shares held for the benefit of Tiffany R. Horne, Mr. Horne's daughter, under an irrevocable trust for which Mr. Horne serves as trustee, and (viii) 185,670 shares issuable upon the exercise of stock options or upon the conversion of restricted stock units that are exercisable currently or within 60 days of March 19, 2003. The shares noted in clause (iv) are held in a voting trust for which Mr. Horne and Daniel J. Murphy, III serve as co-trustees. See footnote 7. A total of 1,701,220 of the shares of class B common stock noted in (i), 1,185,840 of the class B common stock shares in (ii), 1,185,840 of the class B common stock shares in (iii), 1,724,600 of the class B common stock shares in (v), and all of the shares noted in clauses (vi) and (vii) (5,850,300 shares in the aggregate) are held in a voting trust for which Mr. Horne serves as trustee. See footnote 6. All shares beneficially owned or which may be deemed beneficially owned by Mr. Horne are class B common stock except 226,253 of the shares noted in clause (i), 25,625 of the shares noted in (ii), 27,275 of the shares noted in (iii), and all of the shares noted in clause (viii) of this footnote.

(6)
5,850,300 shares of class B common stock in the aggregate (see footnote 5) are subject to the terms of The Amended and Restated George B. Horne Voting Trust Agreement-1997 ("the 1997 Voting Trust"). Under the terms of the 1997 Voting Trust, the trustee (currently Timothy P. Horne) has sole power to vote all shares subject to the 1997 Voting Trust. Timothy P. Horne, for so long as he is serving as trustee of the 1997 Voting Trust, has the power to determine in his sole discretion whether or not proposed actions to be taken by the trustee of the 1997 Voting Trust shall be taken, including the trustee's right to authorize the withdrawal of shares from the 1997 Voting Trust (for purposes of this footnote, the "Determination Power"). In the event that Timothy P. Horne ceases to serve as trustee of the 1997 Voting Trust, no trustee thereunder shall have the Determination Power except in accordance with a duly adopted amendment to the 1997 Voting Trust. Under the terms of the 1997 Voting Trust, in the event that Timothy P. Horne ceases to serve as trustee of the 1997 Voting Trust, then Daniel J. Murphy III, a director of the Company, David F. Dietz, whose professional corporation is a partner in the law firm of Goodwin Procter, LLP, and Walter J. Flowers, a partner in the law firm of Flowers and Manning (each, a "Successor Trustee" and collectively, the "Successor Trustees"), shall thereupon become co-trustees of the 1997 Voting Trust. If a Successor Trustee shall cease to serve as such for any reason, then a third person shall become a co-trustee with the remaining two Successor Trustees, in accordance with the following line of succession: first, any individual designated as the Primary Designee, next, any individual designated as the Secondary Designee, and then, an individual appointed by the holders of a majority in interest of the voting trust certificates then outstanding. In the event that the Successor Trustees do not unanimously concur on any matter not specifically contemplated by the terms of the 1997 Voting Trust, the vote of a majority of the Successor Trustees shall be determinative. The 1997 Voting Trust expires on August 26, 2021, subject to extension on or after August 26, 2019 by stockholders (including the trustee of any trust stockholder, whether or not such trust is then in existence) who deposited shares of class B common stock in the 1997 Voting Trust and are then living or, in the case of shares in the 1997 Voting Trust the original depositor of which (or the trustee of the original depositor of which) is not then living, the holders of voting trust certificates representing such shares. The 1997 Voting Trust may be amended by vote of the holders of a majority of the voting trust certificates then outstanding and by the number of trustees authorized to take action at the relevant time or, if the trustees (if more than one) do not concur with respect to any proposed amendment at any time when any trustee holds the Determination Power, then by the trustee having the Determination Power. Amendments to the extension, termination and amendment provisions of the 1997 Voting Trust require the approval of each individual depositor. Shares may not be removed from the 1997 Voting Trust during its term without the consent of the requisite number of trustees required to take action under the 1997 Voting Trust. Voting trust certificates are subject to any restrictions on transfer applicable to the stock which they represent. Timothy P. Horne holds 29.08% of the total beneficial interest in the 1997 Voting Trust (the "Beneficial Interest") individually, 20.27% of the Beneficial Interest as trustee of a revocable trust, 20.27% of the Beneficial Interest as trustee of a trust revocable with the consent of the trustee, 29.48% of the beneficial interest as co-trustee of a revocable trust, and 0.52% and 0.39% of the beneficial Interest as trustee of two irrevocable trusts (representing an aggregate of 100% of the Beneficial Interest). George B. Horne holds 29.48% of the beneficial interest as co-trustee of a revocable trust. Tara V. Horne as beneficiary of an irrevocable trust holds 0.52% of the Beneficial Interest. Tiffany R. Horne as beneficiary of an irrevocable trust holds 0.39% of the Beneficial Interest.

(7)
Includes 1,085,840 shares of class B common stock that are beneficially owned by Peter W. Horne, as sole trustee and beneficiary of a revocable trust. The shares are subject to the terms of the Horne Family Voting Trust Agreement—1991 (the "1991 Voting Trust"). Under the terms of the 1991 Voting Trust, the two trustees (currently Timothy P. Horne and Daniel J. Murphy, III) have sole power to vote all shares subject to the 1991 Voting Trust. However, as long as Timothy P. Horne is serving as a trustee of the 1991 Voting Trust, Timothy P. Horne generally has the right to vote all shares subject to such trust in the event that the trustees do not concur with respect to any proposed action, including any exercise of the trustee's right to authorize the withdrawal of shares from the 1991 Voting Trust (for purposes of this footnote, the "Determination Power"). The sole exception to the Determination Power is that the concurrence of Timothy P. Horne and Daniel J. Murphy, III is required for the voting of shares in connection with any vote involving the election or removal of directors of the Company. Under the terms of the 1991 Voting Trust, Timothy P. Horne has the authority to designate up to two successor trustees. Timothy P. Horne has not designated any such successor trustee. If each of Timothy P. Horne and Mr. Murphy ceases to serve as a trustee for any reason, and no successor trustee has been designated, the holders of a majority of the voting trust certificates then outstanding have the right to designate successor trustees as necessary under the terms of the 1991 Voting Trust. Under the terms of the 1991 Voting Trust, Timothy P. Horne and George B. Horne, the father of Timothy P. Horne, can collectively agree to revoke the designation of any successor trustee before he begins to serve or to appoint a new designated successor. If one of such Horne family member is unable to take such action, this power rests in the survivor of them. The 1991 Voting Trust was to expire on October 31, 2002, but the term of the 1991 Voting Trust was extended for one year by the directive of the sole beneficiary, Peter W. Horne. The 1991 Voting Trust now expires on October 31, 2003, subject to extension on or before October 31, 2003 by stockholders (including the trustee of any trust stockholder, whether or nor such trust is then in existence) who deposited shares of class B common stock in the 1991 Voting Trust, are then living, and continue to hold voting trust certificates under the 1991 Voting Trust or, in the case of shares in the 1991 Voting Trust the original depositor of which (or the trustee of the original depositor of which) is not then living, the holders of voting trust certificates representing such shares. The 1991 Voting Trust may be amended or terminated by vote of the holders of a majority of the voting trust certificates then outstanding and, while one or more of Timothy P. Horne, Daniel J. Murphy, III and their successors designated as described in the preceding paragraph is serving as trustee, the trustees. Shares may not be removed from the 1991 Voting Trust during its term without the consent of the trustees.

(8)
The information is based on a telephone call with Frederick B. Horne (for purposes of this footnote, "Mr. Horne") on March 6, 2003. Mr. Horne reported an aggregate beneficial ownership of 992,250 shares of class A common stock of the Company.

(9)
Consists of 1,974,600 class B common stock shares held in a revocable trust for which Timothy P. Horne and George B. Horne serve as co-trustees. 1,724,600 of such shares of class B common stock are subject to the 1997 Voting Trust. See footnote 6.

(10)
All shares are class B common stock.

(11)
All shares are class B common stock, except for 27,275 shares of class A common stock. All shares, except for 1,650 shares of class A common stock, are held in a revocable trust for which Timothy P. Horne serves as sole trustee. 1,185,840 of the class B common stock shares are subject to the 1997 Voting Trust. See footnote 6.

(12)
All shares are class B common stock, except for 27,275 shares of class A common stock. All shares are held in a trust for which Timothy P. Horne serves as sole trustee, which trust is revocable with the consent of the trustee. 1,185,840 of the class B common stock shares are subject to the 1997 Voting Trust. See footnote 6.

(13)
All shares are class B common stock except for 21,875 shares of class A common stock. The shares of class B common stock are held in a revocable trust for which Peter W. Horne serves as sole trustee. 1,085,840 of the class B common stock shares are subject to the 1991 Voting Trust. See footnote 7.

(14)
All shares are class A common stock or options to purchase class A common stock or restricted stock units that are convertible to class A common stock which are exercisable currently or within 60 days of March 19, 2003.

(15)
The information is based on a 13G filed with the Securities and Exchange Commission on February 3, 2003 by Dimensional Fund Advisors, Inc. reporting their aggregate holdings of shares of class A common stock as of December 31, 2002. Such holdings represented 5.62% of the Company's class A common stock as of December 31, 2002 according to the Schedule 13G. Dimensional Fund Advisors has stated in the 13G that it is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds", according to the 13G. In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the securities of the Issuer described in the 13G that are owned by the Funds. Dimensional Fund Advisors has stated in its Schedule 13G that it disclaims beneficial ownership of such securities.

(16)
Includes (i) 5,299 shares of class A common stock (ii) 400 shares of class A common stock beneficially owned by Mr. Murphy as trustee of a trust (iii) 30,940 shares of class A common stock issuable upon the exercise of stock options which are exercisable currently or within 60 days from March 19, 2003, and (iv) 1,085,840 shares of class B common stock held in the 1991 Voting Trust for which Mr. Timothy P. Horne and Mr. Murphy serve as co-trustees. See footnote 7.

(17)
Includes (i) 1,000 shares of class A common stock, and (ii) 30,940 shares of class A common stock issuable upon the exercise of stock options which are exercisable currently or within 60 days of March 19, 2003.

(18)
Includes (i) 10,000 shares of class A common stock, and (ii) 9,282 shares of class A common stock issuable upon the exercise of stock options which are exercisable currently or within 60 days of March 19, 2003.

(19)
Includes (i) 2,000 shares of class A common stock, and (ii) 111,493 shares of class A common stock issuable upon the exercise of stock options or upon the conversion of restricted stock units that are exercisable currently or within 60 days of March 19, 2003.

(20)
Includes (i) 8,816,330 shares of class B common stock, (ii) 312,517 shares of class A common stock, and (iii) 729,967 shares of class A common stock issuable upon the exercise of stock options or upon the conversion of restricted stock units exercisable currently or within 60 days of March 19, 2003.

(21)
Shares of class B common stock held by members of management other than Horne family members are subject to a right of first refusal in favor of our company.

(22)
The information is based on a Schedule 13D filed with the Securities and Exchange Commission on October 15, 2002 by Gabelli Funds, LLC, GAMCO Investors, Inc., Gabelli International Limited, Gabelli Advisors, Inc., Gabelli Group Capital Partners, Inc., Gabelli Asset Management, Inc., Marc J. Gabelli, and Mario J. Gabelli reporting their aggregate holdings of shares of class A common stock. Such holdings represented 37.1% of our company's 18,115,113 shares of class A common stock outstanding as reported in our company's Form 10-Q for the quarter ended June 30, 2002. Messrs. Mario J. Gabelli and Marc J. Gabelli directly and indirectly control the entities filing the Schedule 13D which entities are primarily investment advisors to various institutional and individual clients, including registered investment companies and pension plans, as broker/dealer and as general partner of various private investment partnerships. Each of the reporting persons and other related entities has the sole power to vote or direct the vote and sole power to dispose or to direct the disposition of the securities reported for it, either for its own benefit or for the benefit of its investment clients or its partners, except that (i) GAMCO does not have the authority to vote 62,600 of the reported shares; (ii) Gabelli Funds has sole dispositive and voting power with respect to the shares of our company held by the Funds so long as the aggregate voting interest of all joint filers does not exceed 25% of their total voting interest in our company and, in that event, the Proxy Voting Committee of each Fund shall respectively vote that Fund's shares; (iii) at any time, the Proxy Voting Committee of each Fund may take and exercise in its sole discretion the entire voting power with respect to the shares held by such Fund under special circumstances such as regulatory considerations;and (iv) the power of Mario Gabelli, Marc Gabelli, GAMI and Gabelli partners is indirect with respect to the class A common stock beneficially owned directly by other persons referenced above.

(23)
Includes (i) 19,369 shares of class A common stock; (ii) 300 shares of class A common stock held by Mr. Fifer as custodian for three minor children, and (iii) 137,064 shares of class A common stock issuable upon the exercise of stock options or the conversion of restricted stock units that are exercisable currently or within 60 days of March 19, 2003.

(24)
Intentionally Left Blank.

(25)
Represents 12,376 shares of class A common stock issuable upon the exercise of stock options that are exercisable currently or within 60 days of March 19, 2003.

(26)
Represents 4,000 shares of class A common stock and 110,579 shares of class A common stock issuable upon the exercise of stock options or upon the conversion of restricted stock units that are exercisable currently or within 60 days of March 19, 2003.

(27)
Represents 38,626 shares of class A common stock issuable upon the exercise of stock options or conversion of restricted stock units exercisable currently or within 60 days of March 19, 2003.

(28)
The information is based on a 13G filed with the Securities and Exchange Commission on February 10, 2003 by Barclays Global Investors NA, reporting their aggregate holdings of shares of class A common stock. Such holdings represent 5.61% of the Company's class A common stock, according to the 13G. Barclays Global Investors NA has stated that it is a bank as defined in section 3(a)(b) of the Act (15 U.S.C.78c), and that it has sole power to vote or to direct the vote, and sole power to dispose or direct the disposition over the total amount of the shares. The shares reported are held by the company in trust accounts for the economic benefit of the beneficiaries of those accounts, according to the 13G.

(29)
Represents 4,350 shares of class B common stock and 72,999 shares of class A common stock issuable upon the exercise of stock options or conversion of restricted stock units exercisable currently or within 60 days of March 19, 2003.

(30)
Because Timothy P. Horne and Daniel J. Murphy, III each beneficially own the shares of class B common stock held in the 1991 Voting Trust, this percentage exceeds 100%.

COMPENSATION ARRANGEMENTS

Summary Compensation Table

        The following table contains information with respect to the compensation for the twelve month fiscal years ended December 31, 2002, December 31, 2001 and December 31, 2000 of all individuals serving as the Company's Chief Executive Officer during the last completed fiscal year, the Company's four most highly compensated executive officers, other than the CEO, who were serving as executive officers at the end of the last completed fiscal year, and one additional individual for whom disclosures would have been provided but for the fact that the individual was not serving as an executive officer of the Company at the end of the last completed fiscal year (the "named executive officers").

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(3)	Restricted Stock Units ($)(4)(5)		Securities Underlying Options (#)(6)		All Other Compensation ($)
Patrick S. O'Keefe(1) President and Chief Executive Officer	2002 2001 2000	145,833 0 0	145,857 0 0	0 0 0	(16)	50,000 0 0		— — —
Jeffrey A. Polofsky Executive Vice President of Retail Sales and Marketing	2002 2001 2000	216,667 210,000 200,000	35,844 36,358 30,914	304,578 163,598 46,350	(8) (8) (8)	24,693 22,130 15,000	(17) (12)	50,755 — —	(18)
William C. McCartney Chief Financial Officer, Treasurer and Secretary	2002 2001 2000	223,333 210,000 186,292	0 0 0	295,673 78,989 120,180	(10) (10) (10)	25,000 25,000 25,000		— — —
Robert T. McLaurin Corporate Vice President, Asian Operations	2002 2001 2000	177,167 153,500 146,000	198,230 58,142 55,352	0 0 0	(13) (13) (13)	0 0 0	(14) (14) (14)	— — —
Paul A. Lacourciere Vice President of Manufacturing	2002 2001 2000	191,667 184,000 177,000	80,011 14,031 41,957	119,981 21,047 20,970	(11) (11) (11)	20,000 20,000 20,000		33,795 — —	(19)
Timothy P. Horne(2) Former Chairman of the Board, Chief Executive Officer and President	2002 2001 2000	603,333 705,000 705,000	258,613 84,388 101,520	0 0 0	(7) (7) (7)	0 0 0		— — —
Michael O. Fifer(15) Former President North American Operations	2002 2001 2000	238,333 228,333 215,000	118,801 0 0	178,151 61,525 113,790	(9) (9) (9)	40,000 40,000 40,000		— — —

(1)
Mr. O'Keefe was elected President and Chief Executive Officer of the Company effective as of August 7, 2002.

(2)
Mr. Horne retired as Chairman of the Board, Chief Executive Officer and President effective as of August 7, 2002. Mr. Horne retired as an employee of the Company on December 31, 2002. Mr. Horne remains on the Board of Directors of the Company.

(3)
Amounts awarded under the Executive Incentive Bonus Plan, as amended. Certain of the named executive officers elected to receive Restricted Stock Units (RSUs) in lieu of all or a portion of a cash bonus.

(4)
Represents the dollar value (net of any consideration paid by the named executive officer) of Restricted Stock Units (RSUs) received under the Management Stock Purchase Plan (the "Management Plan") determined by multiplying the number of RSUs received by the closing market prices of the Class A Common Stock of $15.76, $14.05, and $15.00, on the RSU grant dates of February 19, 2003, February 5, 2002, and February 6, 2001 respectively.

(5)
Each of the named executive officers made an election under the Management Plan in June, 2000, June, 2001 and June, 2002 to receive RSUs (i) in lieu of a specified percentage or dollar amount of his actual annual incentive cash bonus or (ii) for a specified dollar amount, up to 100% of his targeted maximum cash bonus, for fiscal years ended December 31, 2000, December 31, 2001, and December 31, 2002 respectively. With respect to fiscal years 2002, 2001 and 2000, RSUs were awarded as of February 19, 2003, February 5, 2002, and February 6, 2001, respectively (the dates annual incentive bonuses were determined) by dividing the named executive officers election amount by the RSU cost. The RSU cost was $10.51, $9.36667, and $10.00 per RSU for fiscal years 2002, 2001 and 2000 respectively, which was 67% of $15.76, $14.05 and $15.00, the closing market prices of the Company's Class A Common Stock on February 19, 2003, February 5, 2002, and February 6, 2001, respectively ("2002 RSU Cost", "2001 RSU Cost", and "2000 RSU Cost"). Each RSU is 100% vested three years after the date of the grant, and at the end of a deferral period, if one has been specified by the named executive officer under the Management Plan, the Company will issue one share of Class A Common Stock for each vested RSU. Cash dividends, equivalent to those paid on the Company's Common Stock, will be credited to the named executive officers account for each non-vested RSU and will be paid in cash to such person when such RSUs become vested. Such dividends will also be paid in cash to individuals for each vested RSU held during any deferral period.

(6)
Awarded under the 1996 Stock Option Plan (the "1996 Plan").

(7)
For fiscal years 2002, 2001, and 2000, Mr. Horne did not elect to receive RSUs. Mr. Horne held 21,447 RSUs at December 31, 2002 with a net value of $337,576 as determined in accordance with Note (4) above, except based on a closing market price of the Company's Class A Common Stock of $15.74 on December 31, 2002.

(8)
For fiscal year 2002, Mr. Polofsky received 19,326 RSUs in lieu of receiving 85% of his annual incentive bonus of $238,963, or $203,119. The number of RSUs was determined by dividing $203,119 by the 2002 RSU Cost. For fiscal year 2001, Mr. Polofsky received 11,644 in lieu of receiving 75% of his annual incentive bonus of $145,432, or $109,074. The number of RSUs was determined by dividing $109,074 by the 2001 RSU Cost. For fiscal year 2000, Mr. Polofsky received 3,090 RSUs in lieu of receiving 50% of his incentive bonus of $61,814, or $30,097. The number of RSUs was determined by dividing $30,907 by the 2000 RSU Cost. Mr. Polofsky held 15,335 RSUs at December 31, 2002 with a value of $241,373 as determined in accordance with Note (4) above, except based on a closing market price of the Company's Class A Common Stock of $15.74 on December 31, 2002.

(9)
For fiscal year 2002, Mr. Fifer received 11,304 RSUs in lieu of receiving 50% of his annual incentive bonus of $237,601, or $118,801. The number of RSUs was determined by dividing $118,801 by the 2002 RSU Cost. For fiscal year 2001, Mr. Fifer received 4,379 RSUs in lieu of receiving his entire bonus of $41,021. The number of RSUs was determined by dividing $41,021 by the 2001 RSU Cost. For fiscal year 2000, Mr. Fifer received 7,586 RSUs in lieu of receiving his entire bonus of $75,863. The number of RSUs was determined by dividing $75,863 by the 2000 RSU cost. Mr. Fifer held 43,860 RSUs at December 31, 2002 with a value of $690,356 as determined in accordance with Note (4) above, except based on a closing market price of the Company's Class A Common Stock of $15.74 on December 31, 2002.

(10)
For fiscal year 2002, Mr. McCartney received 18,761 RSUs in lieu of receiving his entire bonus of $197,174. The number of RSUs was determined by dividing $197,174 by the 2002 RSU Cost. For fiscal year 2001, Mr. McCartney received 5,622 RSUs in lieu of receiving his entire bonus of $52,668. The number of RSUs was determined by dividing $52,668 by the 2001 RSU cost. For fiscal year 2000, Mr. McCartney received 8,012 RSUs in lieu of receiving his entire bonus of $80,120. The number of RSUs was determined by dividing $80,120 by the 2000 RSU Cost. Mr. McCartney held 27,034 RSUs at December 31, 2002 with a value of $425,515 as determined in accordance with Note (4) above, except based on a closing market price of the Company's Class A Common Stock of $15.74 on December 31, 2002.

(11)
For fiscal year 2002, Mr. Lacourciere received 7,613 RSUs in lieu of receiving 50% of his annual incentive bonus of $160,021, or $80,011. The number of RSUs was determined by dividing $80,011 by the 2002 RSU Cost. For fiscal year 2001, Mr. Lacourciere received 1,498 RSUs in lieu of receiving 50%of his annual incentive bonus of $28,063, or $14,032. The number of RSUs was determined by dividing $14,032 by the 2001 RSU Cost. For fiscal year 2000, Mr. Lacourciere received 1,398 RSUs in lieu of receiving 25% of his annual incentive bonus of $55,942, or $13,985. The number of RSUs was determined by dividing $13,985 by the 2000 RSU Cost. Mr. Lacourciere held 20,827 RSUs at December 31, 2002 with a value of $327,817 as determined in accordance with Note (4) above, except based on a closing market price of the Company's Class A Common Stock of $15.74 on December 31, 2002.

(12)
2,130 of the noted stock option were granted on February 5, 2002 at a grant price of $14.05, as part of Mr. Polofsky's annual incentive bonus.

(13)
Mr. McLaurin did not elect to receive RSUs.

(14)
Mr. McLaurin did not receive any stock options.

(15)
Mr. Fifer served as President, North American Operations until his resignation effective as of November 25, 2002.

(16)
Mr. O'Keefe did not participate in the Management Plan in fiscal year 2002, because he began employment with the Company after the election deadline.

(17)
4,693 of the noted stock options were granted on February 19, 2003 at a grant price of $15.76, as part of Mr. Polofsky's annual incentive bonus.

(18)
Includes $42,826.02 paid to Mr. Polofsky as a relocation expense.

(19)
Includes $12,600 in auto allowance, and $21,195 under the Travel Incentive Program.

Stock Option Grants

        The following table shows information concerning options to purchase the Company's Class A Common Stock granted in fiscal 2002 to the named executive officers.

	Individual Grant
							Potential Realizable Value At Assumed Annual Rates Of Stock Price Appreciation For Option Term(6)
			% of Total Options Granted to Employees in Fiscal Year
					Market Price On Date Of Grant
Name	Options Granted (#)(1)(2)			Exercise or Base price ($/sh)(5)		Expiration Date
							5% ($)	10% ($)
Timothy P. Horne	0	(3)	0	N/A	N/A	N/A	N/A	N/A
Patrick S. O'Keefe	50,000	(4)	19.22	15.75	15.75	7-24-2012	495,250	1,255,050
Jeffrey A. Polofsky	2,130	(4)	0.82	14.05	14.05	2-15-2012	18,821	47,695
	20,000	(4)	7.69	15.75	15.75	7-24-2012	198,100	502,020
William C. McCartney	25,000	(4)	9.6	15.75	15.75	7-24-2012	247,625	627,525
Paul A. Lacourciere	20,000	(4)	7.69	15.75	15.75	7-24-2012	198,100	502,020
Robert T. McLaurin	0	(3)	0	N/A	N/A	N/A	N/A	N/A
Michael O. Fifer	40,000	(4)	15.38	15.75	15.75	7-24-2012	396,200	1,004,040

(1)
All options were granted under the 1996 Plan as of July 24, 2002, except that Mr. Polofsky received 2,130 options on February 15, 2002 as part of his annual incentive bonus.

(2)
All options vest over five years at the rate of 20% per year on successive anniversaries of the date of grant and generally terminate upon the earlier of the termination of employment, subject to certain exceptions, or ten years from the date of grant. Under the terms of the 1996 Plan, the incentive stock options granted to optionees who hold more than 10% of the combined voting power of all classes of stock of the Company have a maximum duration of five years from the date of grant.

(3)
Mr. Horne and Mr. McLaurin did not receive stock options in fiscal year 2002.

(4)
Under the terms of the 1996 Plan, the exercise price of incentive stock options cannot be less than 110% of fair market value for optionees who hold more than 10% of the combined voting power of all classes of stock of the Company and 100% of fair market value for all other optionees.

(5)
Represents the market price on the date of grant.

(6)
Based upon the market price on the date of grant and an annual appreciation at the rate stated through the expiration date of such options. The dollar amounts in these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price.

Aggregated Option Exercises and Option Values

        The following table shows information concerning the exercise of stock options during fiscal year 2002 by each of the named executive officers and the fiscal year-end value of unexercised options.

	Shares Acquired On Exercise (#)		Number of Unexercised Options at Fiscal Year End (#)(2)		Value of Unexercised In-the-Money Options At Fiscal Year End(3)
Name		Value Realized (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Timothy P. Horne	255,295	$1,411,712	185,670	0	$63,313	0
Patrick S. O'Keefe	0	0	0	50,000	0	0
Jeffrey A. Polofsky	0	0	32,084	55,986	$106,017	$79,050
William C. McCartney	41,706	$201,588	90,879	69,902	$167,803	$105,241
Robert T. McLaurin	0	0	58,786	3,094	$110,916	$10,207
Paul A. Lacourciere	57,554	$352,406	91,218	58,520	$106,591	$97,248
Michael O. Fifer	18,568	$142,547	119,152	119,208	$250,449	$193,007

(1)
Based on the difference between the market price on the date of exercise and the exercise price of the options before income taxes.

(2)
Options vest over five years at the rate of 20% per year on successive anniversaries of the grant date and generally terminate upon the earlier of the termination of employment, subject to certain exceptions, or ten years from the date of grant.

(3)
Based on the difference between the market price on the last day of the fiscal year and the exercise price of the options before income taxes.

Compensation Committee Interlocks and Insider Participation

        The members of the Company's compensation committee are Messrs. Murphy and Moran, neither of whom is an executive officer of the Company.

Pension Plan

        The Company maintains a qualified noncontributory defined benefit pension plan (the "Pension Plan") for eligible salaried employees of the Company and its subsidiaries, including the named executive officers specified in the "Summary Compensation Table" above, and it maintains a nonqualified noncontributory defined benefit supplemental plan (the "Supplemental Plan") generally for certain highly compensated employees. The eligibility requirements of the Pension Plan are attainment of age 21 and one year of service of 1,000 or more hours. The assets of the Pension Plan are maintained in a trust fund at State Street Bank and Trust Company. The Pension Plan is administered by the Pension Plan Committee, which is appointed by the Board of Directors of the Company. Annual contributions to the Pension Plan are computed by an actuarial firm based on normal pension costs and a portion of past service costs. The Pension Plan provides for monthly benefits to, or on behalf of, each covered employee at age 65 and has provisions for early retirement after ten years of service and attainment of age 55 and surviving spouse benefits after five years of service. Covered employees who terminate employment prior to retirement with at least five years of service are vested in their accrued retirement benefit. The Pension Plan is subject to the Employee Retirement Income Security Act of 1974, as amended.

        The annual normal retirement benefit for employees under the Pension Plan is 1.67% of Final Average Compensation (as defined in the Pension Plan) multiplied by years of service (maximum 25 years), reduced by the Maximum Offset Allowance (as defined in the Pension Plan). For terminations after the 2001 plan year, annual compensation in excess of $200,000 per year is disregarded under the Pension Plan for all purposes. However, benefits accrued prior to the 1989 plan year may be based on compensation in excess of $200,000. Compensation recognized under the Pension Plan includes base salary and annual bonus.

        The Supplemental Plan provides additional monthly benefits to (i) a select group of key executives, (ii) to individuals who were projected to receive reduced benefits as a result of changes made to the Pension Plan to comply with the Tax Reform Act of 1986 and (iii) to executives who will be affected by IRS limits on Pension Plan Compensation. Tier one benefits are provided to a select group of key executives. The annual benefit under this tier payable at normal retirement is equal to the difference between (1) 2% of the highest three year average pay multiplied by years of service up to ten years, plus 3% of average pay times years of service in excess of ten years, to a maximum of 50% of average pay and (2) the annual benefit payable under the Pension Plan described above. Normal retirement under this tier is age 62.

        Tier one-A benefits are provided to a select group of key executives. The annual benefit payable under this tier is equal to the difference between (1) 1.75% of the highest three year average pay multiplied by years of service up to ten years, plus 2.25% of average pay times years of service in excess of ten years, to a maximum of 40% of average pay and (2) the annual benefit payable under the Pension Plan described above. Normal retirement under this tier is age 62.

        The following table illustrates total annual normal retirement benefits (payable from both the Pension Plan and from the Supplemental Plan and assuming attainment of age 62 during 2003) for various levels of Final Average Compensation and years of benefit service under Tier one of the Supplemental Plan.

	Estimated Total Annual Retirement Benefit (Pension Plan plus Supplemental Plan, Tier one) Based on Years of Service(1)
Final Average Compensation for Three Highest Consecutive Years in Last 10 Years:
	5 Years	10 Years	15 Years	20 Years
$100,000	$10,000	$20,000	$35,000	$50,000
150,000	15,000	30,000	52,500	75,000
200,000	20,000	40,000	70,000	100,000
250,000	25,000	50,000	87,500	125,000
300,000	30,000	60,000	105,000	150,000
350,000	35,000	70,000	122,500	175,000
400,000	40,000	80,000	140,000	200,000
450,000	45,000	90,000	157,500	225,000
500,000	50,000	100,000	175,000	250,000
550,000	55,000	110,000	192,500	275,000
600,000	60,000	120,000	210,000	300,000

(1)
The annual Pension Plan benefit is computed on the basis of a straight life annuity.

        The following table illustrates total annual normal retirement benefits (payable from both the Pension Plan and from the Supplemental Plan and assuming attainment of age 62 during 2003) for various levels of Final Average Compensation and years of benefit service under Tier one-A of the Supplemental Plan.

	Estimated Total Annual Retirement Benefit (Pension Plan plus Supplemental Plan, Tier one-A) Based on Years of Service(1)
Final Average Compensation for Three Highest Consecutive Years in Last 10 Years:
	5 Years	10 Years	15 Years	20 Years
$100,000	$8,750	$17,500	$28,750	$40,000
150,000	13,125	26,250	43,125	60,000
200,000	17,500	35,000	57,500	80,000
250,000	21,875	43,750	71,875	100,000
300,000	26,250	52,500	86,250	120,000
350,000	30,625	61,250	100,625	140,000
400,000	35,000	70,000	115,000	160,000
450,000	39,375	78,750	129,375	180,000
500,000	43,750	87,500	143,750	200,000

(1)
The annual Pension Plan benefit is computed on the basis of a straight life annuity.

        Tier two benefits are provided to individuals not covered under Tier one or Tier one-A who were projected to receive reduced benefits as a result of changes made to the Pension Plan to comply with the Tax Reform Act of 1986. The annual normal retirement benefit payable under this tier is equal to the difference between (1) the pre-Tax Reform Act formula of 45% of Final Average Compensation less 50% of the participant's Social Security Benefit, the result prorated for years of service less than 25, and (2) the Pension Plan formula above. For the 2003 Plan Year, Annual Compensation in excess of $375,200 is disregarded for all purposes under Tier two of the Supplemental Plan. Tier three benefits are provided to individuals not covered under Tier one, Tier one-A or Tier two who will be affected by IRS limits on Pension Plan compensation. The annual normal retirement benefit payable under this tier is based on the Pension Plan formula set forth above, with Annual Compensation in excess of $300,160 disregarded. Compensation recognized under the Supplemental Plan is W-2 pay, including amounts deferred under the Management Stock Purchase Plan and pursuant to Sections 401 and 125 of the Internal Revenue Code, but excluding income realized upon the exercise of stock options.

        The following table illustrates total annual normal retirement benefits (payable from both the Pension Plan and from the Supplemental Plan and assuming attainment of age 65 during 2003) for various levels of Final Average Compensation and years of benefit service under Tier two of the

Supplemental Plan, prior to application of the Social Security offset, which is an integral part of the benefits payable under the Supplemental Plan.

	Estimated Total Annual Retirement Benefit (Pension Plan plus Supplemental Plan, Tier one) Based on Years of Service(1)
Final Average Compensation for Five Highest Consecutive Years in Last 10 Years:	10 Years	15 Years	20 Years	25 Years or more
$100,000	$18,000	$27,000	$36,000	$45,000
150,000	27,000	40,500	54,000	67,500
200,000	36,000	54,000	72,000	90,000
250,000	45,000	67,500	90,000	112,500
300,000	54,000	81,000	108,000	135,000
350,000	63,000	94,500	126,000	157,500
400,000 and higher	64,479	96,718	128,957	161,197

(1)
The annual Pension Plan benefit is computed on the basis of a straight life annuity.

        Messrs. Timothy P. Horne, Fifer, McCartney, Lacourciere, McLaurin, O'Keefe and Polofsky have 44, 9, 18, 17, 25, 1 and 5 years, respectively, of benefit service under the Pension Plan. Messrs. Fifer and McCartney are eligible for Tier one benefits and Mr. Lacourciere is eligible for Tier one-A benefits. Mr. Horne is eligible for Tier two benefits. Messrs. Polofsky and O'Keefe are eligible for Tier three benefits. Eligible employees are currently limited to a maximum annual benefit under the Pension Plan of $160,000 (subject to cost of living adjustments) under Internal Revenue Code requirements regardless of their years of service or Final Average Compensation. Accordingly, under current salary levels and law, Mr. Timothy P. Horne's annual benefit would be limited to such amount.

Employment, Termination, Supplemental and Deferred Compensation Agreements

        The Company and Timothy P. Horne, a Director of the Company and the Company's former CEO and President, are parties to a Supplemental Compensation Agreement, providing for Mr. Horne's services to the Company and compensation following his retirement from the Company on December 31, 2002. Mr. Horne shall provide consulting services to the Company for 300 to 500 hours per year so long as he is physically able. For these services, the Company will pay Mr. Horne $500,000 for calendar years 2003, 2004 and 2005, $410,665 for calendar year 2006 and $400,000 for each calendar year thereafter, subject to certain cost-of-living increases each year. In the event of a change of control of the Company, Mr. Horne has the right to elect to receive a lump sum payment instead of the payments described above. If Mr. Horne elects to receive the lump sum payment, his obligation to provide consulting services to the Company terminates. The lump sum payment would equal the present value of $23,650 monthly for life and would be determined with reference to discount rates and mortality tables applicable under the Company's Retirement Plan for Salaried Employees and an adjustment for inflation. The Company has also agreed to provide lifetime benefits to Mr. Horne including use of Company secretarial services, use of an office at the Company's corporate headquarters, retiree health insurance and reimbursement of tax and financial planning expenses, automobile maintenance expenses, one club membership, a customary director indemnification agreement and travel expenses when visiting Company facilities.

        Timothy P. Horne is also entitled under a Deferred Compensation Agreement to retirement benefits aggregating $233,333 payable over a period of 28 consecutive months commencing upon the earliest of his retirement, attainment of the age of 65 or other termination of employment. The Deferred Compensation Agreement represents compensation which Mr. Horne deferred prior to the Company's past three fiscal years. The Company has fully expensed its obligations under this Deferred Compensation Agreement.

        The Company and Michael O. Fifer, the Company's former President of North American Operations, are parties to a severance agreement relating to Mr. Fifer's separation from the Company. The severance agreement provides that Mr. Fifer will be paid his regular monthly base salary of $20,417 less the usual deductions for taxes and benefits, and will continue his participation in Company benefit plans through May 31, 2003. Mr. Fifer will also receive his bonus of $237,601 for fiscal year 2002.

Stock Option and Compensation Committee Report

        The Stock Option and Compensation Committee is currently composed of Messrs. Murphy and Moran. Mr. Murphy is the Chairman of the Committee. The members of the Stock Option and Compensation Committee are non-employee directors and are ineligible to participate in any of the compensation plans which are administered by the Committee.

Compensation Philosophy

        The Company's executive compensation program is designed to promote corporate performance by aligning the interests of the Company's executives with those of the stockholders thereby enhancing stockholder returns. The Committee believes that executives should have a greater portion of their compensation tied directly and primarily to performance of the business and secondarily to individual objectives established by management. To this end, overall compensation strategies and specific compensation plans have been developed to tie a significant portion of executive compensation to the success in meeting specified performance goals. The amended Executive Incentive Bonus Plan and the Management Stock Purchase Plan instituted in fiscal 1996 are intended to strengthen the executive compensation/corporate performance relationship. The overall objectives of this strategy are to attract and retain the best possible executive talent, to motivate executives to achieve goals inherent in the Company's business strategy, to link executive and stockholder interests and to provide compensation packages that recognize individual contributions as well as promote achievement of overall business goals.

        The Company's executive compensation program consists of three key components, each of which is intended to serve the overall compensation philosophy: base salary, an annual bonus or Restricted Stock Units under the Management Stock Purchase Plan in lieu of annual bonus, and stock options granted under the 1996 Stock Option Plan (the "1996 Plan"). These programs, as well as the basis for the Chief Executive Officer's compensation for fiscal 2002, are discussed below.

Base Salary

        Base salaries for executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual, coupled with a review of the compensation for comparable positions at other companies.

        Executives' base salaries are reviewed on an annual basis following the close of the fiscal year and completion of the audit of the Company's financial results by the independent auditors. Adjustments are determined by evaluating the performance of the Company and each executive officer. The performance of executive officers with functional or administrative responsibilities is considered by reviewing the quality and efficiency of administrative and functional processes. In the case of executive officers with responsibility for one or more business units within the Company, the business results of those units are also considered. The Committee also considers, where appropriate, certain nonfinancial performance measures, such as increase in market share, market expansion, corporate development and acquisitions, achievement of manufacturing efficiencies, improvements in product quality and/or relations with customers, suppliers or employees. Adjustments in base salary are also made when and as appropriate to reflect changes in job responsibilities.

        The Committee believes that the Company's most direct competitors for executive talent are not necessarily all of the companies that would be included in the same-industry peer group established to compare shareholder returns. Thus, the compensation packages which may be considered during the Company's compensation review process are not the same group as the peer group index in the Comparison of Five Year Cumulative Total Return graph included in this proxy statement.

Annual Bonus

        Under the Executive Incentive Bonus Plan, as amended, (the "Bonus Plan"), the Company's executive officers and other key employees are eligible for an annual cash bonus. Corporate performance objectives are established at or near the beginning of each fiscal year by the Chairman of the Board and Chief Executive Officer and the Chief Financial Officer in consultation with the Committee. Each selected participant is generally assigned three goals, consisting of sales growth, an economic value added percentage or cash flow objectives, and earnings objectives. Once the goals are established eligible executives are assigned a maximum potential bonus percentage of base salary as a target upon which the bonus is calculated. Each of the three goals described above carries a percentage weight of 33 1/3% of the maximum potential bonus percentage. The Committee believes that a significant portion of executive compensation should be tied to an annual bonus potential based closely on the performance of the Company. The Committee believes that the Bonus Plan accomplishes that objective.

        With respect to the bonus plan for fiscal 2002, the Company achieved the financial objectives established by the Board of Directors for the fiscal year. The Company had increased sales due to the increased unit sales into the North American retail market, the inclusion of sales of acquired companies, and a small increase in sales into the North American wholesale market. These increased sales, in addition to improved gross margins in the North American segment, contributed to the achievement of the profit objective. The Company's continued focus on asset management, as well as continued strong cash flows generated from operations, contributed to the attainment of the economic value added objective. The CEO and the named executives achieved more than 100% of the 2002 targeted objectives.

Management Stock Purchase Plan

        The Management Stock Purchase Plan (the "MSPP") is intended to increase the incentive for the Company's executives to purchase and hold more of the Company's Stock thereby more closely aligning their interests with the interests of the stockholders. Under the MSPP, participants may elect to receive restricted stock units ("RSUs") in lieu of all or a portion of their pre-tax annual incentive bonus and, in some circumstances, make after-tax contributions in exchange for RSUs. Executive participants are required to make an election no later than June 30 of the fiscal year for which such annual incentive bonus amounts will be determined. Each RSU represents the right to receive one share of the Class A Common Stock ("Stock") after a three year vesting period and a participant may elect to defer receipt of Stock for an additional period of time after the vesting period. The MSPP permits a participant to defer income and the taxes due thereon until the RSUs are converted to Stock. RSUs are granted at a discount of 33% from the fair market value of the Stock on the date of grant which is the date that annual incentive bonuses are paid or would otherwise be paid. This discount is comparable to that offered by other industrial companies. The Committee has decreased the number of stock options granted and the number of individuals receiving options under the Company's stock option plans in order to further motivate executives participation in the MSPP.

Stock Options

        Under the Company's 1996 Plan, which was approved by the stockholders, stock options may be granted to the Company's executive officers. The Committee will continue to set guidelines for the size of stock option awards based on similar factors as used to determine base salaries and annual bonuses, including corporate performance and individual performance against objectives. However, as previously noted, the Committee has decreased the number of stock options granted to motivate executives' participation in the MSPP. Stock options are a vehicle for the payment of long-term compensation which are intended to motivate executives to improve stock market performance.

        Stock options are designed to align the interests of the executives with those of the stockholders over the long-term, as the full benefit of the compensation package will not be realized unless stock appreciation occurs over a number of years. Stock options under the 1996 Plan, which may either be incentive or nonqualified options, are typically granted annually and vest 20% per year over five years beginning with the first anniversary of the grant date. Under the 1996 Plan, the exercise price for incentive stock option grants equals the market price of the Class A Common Stock on the date of the grant with an exception for executives who own more than 10% of the combined voting power of the Company; for those employees, the exercise price is equal to 110% of the market price on the date of the grant. Under the 1996 Plan, nonqualified stock options have an exercise price which may be no less than 50% of the market price on the date of the grant and generally vest 20% per year over five years beginning with the first anniversary of the grant date. The duration of options under the 1996 Plan is generally 10 years, with the exception of incentive stock option grants to owners of more than 10% of the combined voting power of the Company, in which case such grants terminate after 5 years. Options are normally granted in August at the Committee's meeting in order to provide the Committee with an opportunity to review the fiscal year performance, both of business and individual goals.

Chief Executive Officer Compensation

        Mr. Timothy P. Horne, who served as President and Chief Executive Officer through August 7, 2002 but remained an employee of the Company through December 31, 2002, received a base salary of $603,333.36 in fiscal year 2002. He received a base salary of $705,000 for fiscal years 2001 and 2000. The decrease in base salary was a result of Mr. Horne retiring from his position as President and Chief Executive Officer. Mr. Horne received a bonus in the amount of $258,613 for fiscal year 2002. Mr. Horne did not make an election to receive RSU's in lieu of any portion of his annual bonus for fiscal 2002. In fiscal year 2002, he opted not to receive stock options. Mr. Horne's bonus and stock option grants are determined by the Committee using the same criteria described above for all executives. Mr. Horne holds a significant equity interest in the Company.

        Mr. Patrick S. O'Keefe was elected to serve as President and Chief Executive Officer of the Company on August 7, 2002. Mr. O'Keefe's base compensation is $350,000 per annum. Under the Executive Incentive Bonus Plan, Mr. O'Keefe is eligible to receive a maximum potential bonus of 140% of his base salary. The actual base salary received by Mr. O'Keefe in fiscal year 2002 was $145,833.35. Mr. O'Keefe was eligible to receive a prorated bonus earned for fiscal year 2002; the bonus awarded was $145,857. Upon employment, Mr. O'Keefe received options to purchase 50,000 shares with an exercise price of $15.75, which represents 100% of the fair market value of the class A common stock on the grant date. Mr. O'Keefe will be paid for relocation expenses, including closing costs, and the Company will pay him an additional $25,000 for miscellaneous expenses relating to his relocation. The Company provides Mr. O'Keefe with a leased automobile. Mr. O'Keefe's salary, bonus and stock option grants are determined by the committee using the same criteria described above for all executives.

Company Policy on Qualifying Compensation

        Internal Revenue Code Section 162(m), provides that publicly held companies may not deduct in any taxable year compensation in excess of one million dollars paid to any of the named executive officers which is not "performance-based" as defined in Section 162(m). The Committee believes that, while there may be circumstances in which the Company's interests are best served by maintaining flexibility whether or not the compensation is fully deductible under Section 162(m), it is generally in the Company's best interest to comply with Section 162(m).

Conclusion

        Through the programs described above, a significant portion of the Company's executive compensation is linked to corporate performance and stock appreciation. The Committee believes that the Bonus Plan closely aligns executive compensation to corporate performance. In addition, the Committee believes that properly balancing the grant of stock options and RSUs will further encourage executives and management employees to acquire a greater equity stake in the Company and will motivate them to contribute to the future growth and success of the Company, thereby making stock appreciation a shared interest for both executives and management employees, and all stockholders.

Stock Option and Compensation Committee
Daniel J. Murphy, III (Chairman)
Gordon W. Moran

Audit Committee Report

        During fiscal year 2002, the Audit Committee of the Board of Directors of the Company was composed of four non-employee Directors. The Board has made a determination that the members of the Audit Committee satisfy the requirements of the New York Stock Exchange as to independence, financial literacy and experience. All members of the audit committee, except Mr. McAvoy, meet the independence definition in Section 303.01 (B) (3) of the listing requirements of the New York Stock Exchange. Mr. McAvoy does not meet the independence definition because he was employed by the Company until December 31, 1999 when he retired from his position as Chief Financial Officer and Treasurer. Based on Mr. McAvoy's unique combination of extensive financial management, audit and accounting experience and his knowledge of the Company and it's industry, the Board of Directors determined that Mr. McAvoy's membership on the Audit Committee is required by the best interests of the Company and its stockholders.

        The responsibilities of the Audit Committee are set forth in the charter of the Audit Committee, which was adopted by the Board of Directors of the Company on April 26, 2000. The Audit Committee, among other matters, is responsible for the annual recommendation of the independent accountants to be appointed by the Board of Directors as the auditors of the Company and its subsidiaries, and reviews the arrangements for and the results of the auditors' examination of the Company's books and records, auditors' compensation, internal accounting control procedures, and activities and recommendations of the Company's internal auditors. It also reviews the Company's accounting policies, control systems and compliance activities. Finally, the Audit Committee reviews the charter of the Audit Committee.

        The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2002 with the management of the Company.

        The Audit Committee has discussed with KPMG LLP the matters required to be discussed by SAS No. 61 (Codification of Statements on Auditing Standards, AU Section 380). The Audit Committee has received the written disclosures on fees and staffing from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee) and has discussed with KPMG LLP their independence.

        Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's fiscal 2002 Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

        In accordance with the rules of the Securities and Exchange Commission, the foregoing information, which is required by paragraphs (a) and (b) of Regulation S-K Item 306, shall not be deemed to be "soliciting material", or to be "filed"with the Commission or subject to the Commission's regulation 14A, other than as provided in the item, or to the liabilities of section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Audit Committee
Gordon W. Moran (Chairman)
Daniel J. Murphy, III
Roger A. Young
Kenneth J. McAvoy

Performance Graph

        Set forth below is a line graph comparing the cumulative total shareholder return on the Company's Class A Common Stock, based on the market price of the Class A Common Stock, with the cumulative return of companies on the Standard & Poor's 500 Stock Index, the Russell 2000 Index, and one peer group of companies engaged in the valve and pump industries, for a period of five and one-half fiscal years commencing June 30, 1997 and ended December 31, 2002. The peer group is a selected performance indicator of peer companies consisting of Flowserve Corporation, U.S. Industries, Inc. and IDEX Corporation. The Company is including an additional broad equity market index, the Russell 2000, which consists of companies with market capitalizations of less than $1 Billion. The graph assumes that the value of the investment in the Company's Class A Common Stock and each index was $100 at June 30, 1997 and that all dividends were reinvested.

COMPARISON OF 66 MONTH CUMULATIVE TOTAL RETURN*
Among Watts Industries, Inc.,
The S&P 500 Index, the Russell 2000 Index and a Peer Group

*$100 invested on 6/30/97 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

	Cumulative Total Return
	6/97	6/98	6/99	12/99	12/00	12/01	12/02
Watts Industries, Inc	100.00	88.10	82.74	89.29	85.91	94.40	100.47
S & P 500	100.00	130.16	159.78	172.10	156.43	137.84	107.37
Russell 2000	100.00	116.51	118.26	131.21	127.25	130.41	103.70
Peer Group	100.00	101.43	79.22	69.58	63.08	58.88	45.39

Certain Relationships and Related Transactions

        George B. Horne, the father of Timothy P. Horne, a Director of the Company, receives monthly payments of $7,959 ($95,505 annually) from the Watts Industries, Inc. Retirement Plan for Salaried Employees.

        On May 9th, 2002 the Company made a $196,505 loan to Mr. Michael O. Fifer. Mr. Fifer used all of the proceeds of this loan to purchase stock of the Company pursuant to the exercise of stock options. The loan is full recourse and bears interest at a rate of 4.43%. The entire loan remains outstanding, but is due and payable not later than January 31, 2004, or immediately if Mr. Fifer sells, assigns, pledges or encumbers all or any portion of the stock.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors, and persons who own more than 10% of the Class A Common Stock to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and changes in ownership of Company stock and provide copies of such forms to the Company. Based on a review of the copies of such forms provided to the Company and written representations furnished to it, the Company believes that during the fiscal year ended December 31, 2002, all reports required by Section 16(a) to be filed by the aforementioned persons were filed on a timely basis.

PROPOSAL 2
RATIFICATION OF INDEPENDENT AUDITORS

        Although Delaware law does not require that the selection by the Directors of the Company's independent auditors be approved each year by the stockholders, the Directors believe it is appropriate to submit the selection of independent auditors to the stockholders for their approval and to abide by the result of the stockholders' vote. Upon the recommendation of the Audit Committee of the Board, the Directors have recommended that the stockholders ratify the selection of KPMG LLP as the Company's independent auditors for fiscal 2003.

        The Company expects that a representative of KPMG LLP will be present at the annual meeting and will be given the opportunity to make a statement if he or she wishes to do so. This representative is also expected to be available to respond to questions from stockholders.

        During fiscal year 2002, KPMG LLP provided various audit, audit related and non-audit services to the Company as follows:

  a)
  Audit Fees: Aggregate fees billed for professional services rendered for the audit of the Company's December 31, 2002 annual financial statements and review of financial statements in the Company's Quarterly Reports on Form 10-Q: $658,793.

  b)
  Financial information systems design and implementation fees: None.

  c)
  All Other Fees: Aggregate fees billed for all other professional services rendered during the year ended December 31, 2002: $885,680.

        All other fees include fees for audit-related services totalling $597,735 and non-audit services of $287,945. Audit related services consist of audits of financial statements of certain employee benefit plans, due diligence services in connection with business acquisitions, and additional statutory audit services. Non audit-related services primarily consist of tax compliance services.

        The Audit Committee has considered whether, and determined that, the provision of the services described in sections (b) and (c) above is compatible with maintaining the independence of KPMG LLP.

        Holders of voting rights sufficient to ratify the selection of KPMG LLP as independent auditors have indicated an intention to vote in favor of this proposal.

        The Board of Directors recommends that stockholders vote FOR the ratification of the selection of KPMG LLP as the Company's independent auditors for Fiscal 2003.

PROPOSAL 3
2003 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

Proposal

        Our Board of Directors has adopted the Watts Industries, Inc. 2003 Non-Employee Directors' Stock Option Plan (the "2003 Directors' Plan") for members of our Board of Directors who are neither officers nor employees of the Company (the "Non-Employee Directors"), subject to the approval of the 2003 Directors' Plan by our stockholders.

        The 2003 Directors' Plan is administered by our Board of Directors. The 2003 Directors' Plan provides for the automatic grant of a Non-Qualified Stock Option annually to each Non-Employee Director of the Company.

        Subject to adjustment for stock splits, stock dividends and similar events, the total number of shares of Class A common stock that can be issued under the 2003 Directors' Plan is 85,000 shares of Class A common stock. Based solely upon the closing price of our class A common stock as reported on the New York Stock Exchange on March 3, 2003, the maximum aggregate market value of the securities to be issued under the 2003 Directors' Plan would be $1,266,500. The shares issued by the Company under the 2003 Directors' Plan may be authorized but unissued shares, or shares reacquired by the Company. To the extent that awards under the 2003 Directors' Plan do not vest or otherwise revert to the Company, the shares of Class A common stock represented by such awards may be the subject of subsequent awards.

Recommendation

        Our Board of Directors believes that stock-based awards can play an important role in the success of the Company by providing an incentive to obtain and retain the services of highly-qualified persons to serve as Non-Employee Directors of the Company. Our Board of Directors anticipates that providing such persons with a direct stake in the Company's welfare will assure a closer identification of the interests of participants in the 2003 Directors' Plan with those of the Company, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company. Non-Employee Directors of the Company previously received automatic grants of Non-Qualified Stock Options annually under the Company's now expired 1991 Non-Employee Directors' Nonqualified Stock Option Plan, and most recently under the Company's 1996 Stock Option Plan.

        Accordingly,our Board of Directors believes that the 2003 Directors' Plan is in the best interests of the Company and its stockholders and recommends that our stockholders approve the 2003 Directors' Plan.

        Our Board of Directors recommends that the 2003 Directors' Plan be approved, and therefore recommends a vote FOR this proposal.

Summary of the 2003 Directors' Plan

        The following description of certain features of the 2003 Directors' Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2003 Directors' Plan which is attached hereto as Appendix A.

        2003 Directors' Plan Administration.    The 2003 Directors' Plan provides for administration by the Board of Directors of the Company. The Board of Directors has full power to determine and modify the terms and conditions, not inconsistent with the terms of the 2003 Directors' Plan, of any stock option and to approve the written form of instruments evidencing stock options. The Board of Directors may also (i) adopt and amend the rules and guidelines for administration of the Plan, (ii) interpret the Plan and (iii) decide disputes in connection with the Plan. Except for adjustments as a result of changes in the Company's capital stock or changes as a result of mergers or other transactions, the Board of Directors may not use its discretion to reduce the exercise price of outstanding stock options or effect repricing through cancellation and re-grants.

        Eligibility and Limitations on Grants.    Only Non-Employee Directors of the Company are eligible to participate in the 2003 Directors' Plan. Accordingly, the number of individuals potentially eligible to participate in the 2003 Directors' Plan is approximately eight persons.

        Automatic Grants of Non-Qualified Stock Options.    The 2003 Directors' Plan automatically grants to each Non-Employee Director who is serving as a Director of the Company on the fifth business day after each annual meeting of stockholders of the Company a Non-Qualified Stock Option to acquire 3,094 shares of Class A common stock. A Non-Qualified Stock Option is a stock option that is not qualified as an Incentive Stock Option within the meaning of Section 422 of the Code.

        Other Stock Option Terms.    The exercise price of each Non-Qualified Stock Option shall be equal to the fair market value of the Stock on the date the stock option is granted. All Non-Qualified Stock Options granted under the 2003 Directors' Plan shall be fully exercisable on the date that they are granted. Stock options granted under the 2003 Directors' Plan may not be exercised after the expiration of ten years from the date of grant.

        In general, unless otherwise permitted by the Board of Directors, no stock option granted under the 2003 Directors' Plan is transferable by the optionee other than by will or by the laws of descent and distribution, and stock options may be exercised during the optionee's lifetime only by the optionee, or by the optionee's legal representative or guardian in the case of the optionee's incapacity.

        Stock options granted under the 2003 Directors' Plan may be exercised for cash or by transfer to the Company (either actually or by attestation) of shares of Class A common stock that are not then subject to restrictions under any Company stock plan, and that have been held by the optionee for at least six months or were purchased on the open market, and that have a fair market value equivalent to the stock option exercise price of the shares being purchased, or, to the extent permitted by applicable law, by compliance with certain provisions pursuant to which a securities broker delivers the purchase price for the shares to the Company.

        Mergers and Other Transactions.    The 2003 Directors' Plan provides that in the event that a transaction occurs that results in our Class A common stock no longer being registered under the Securities Exchange Act of 1934, all stock options will terminate upon completion of the transaction. In all other transactions, the Board of Directors may either arrange for replacement stock options or terminate the stock options in exchange for payment in cash or in kind.

        Adjustments for Stock Dividends, Mergers, etc.    The 2003 Directors' Plan authorizes the Board of Directors to make appropriate adjustments to the number of shares of Class A common stock that are subject to the 2003 Directors' Plan and to any outstanding stock options to reflect stock dividends, stock splits and similar events. If, as a result of any merger, consolidation, sale of assets of the Company or similar transaction, outstanding shares of Class A common stock are converted or exchanged for a different number or kind of security, the Board of Directors shall make appropriate adjustment in the number of shares reserved or outstanding under the 2003 Directors' Plan, the number of stock options automatically granted to Non-Employee Directors and the exercise price of outstanding stock options.

        Amendments and Termination.    The Board of Directors may at any time amend or discontinue the 2003 Directors' Plan and the Board of Directors may at any time amend or cancel any outstanding stock option for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect the rights under any outstanding stock options without the holder's consent.

New 2003 Directors' Plan Benefits

        No grants have been made with respect to the additional shares of Class A common stock to be reserved for issuance under the 2003 Directors' Plan. Shares of Class A common stock may not be granted to executive officers or other employees of the Company. The number of shares of Class A common stock that may be granted to all current Directors who are not executive officers is set forth on the following table:

Watts Industries, Inc. 2003 Non-Employee Directors' Stock Option Plan

Name and Position	Dollar Value ($)	Number of Units
CEO	N/A	0
Four most highly compensated Executive Officers	N/A	0
Executive Group	N/A	0
Non-Executive Director Group	*	85,000
Non-Executive Officer Employee Group	N/A	0

*
The dollar value of these grants is not determinable because the exercise price of the Non-Qualified Stock Option will be the fair market value of our Class A common stock on the date of grant.

Equity Compensation Plan Information

        The following table gives information about the shares of Class A Common Stock that may be issued upon the exercise of options under the Company's 1986 Incentive Stock Option Plan, 1989 Non-Qualified Stock Option Plan, 1991 Directors' Non-Qualified Stock Option Plan, 1996 Incentive Stock Option Plan and the Management Stock Purchase Plan, as of December 31, 2002. The table does not include any shares for which shareholder approval is being sought at the annual meeting.

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of shares remaining available for future issuance under equity compensation plans (excluding shares referenced in column (a)) (c)
Equity compensation plans approved by security holders	1,687,492(1)	$13.59	2,392,418(2)
Equity compensation plans not approved by security holders	None	None	None
Total	1,687,492	$13.59	2,392,418

(1)
Represents 1,454,981 outstanding options under the 1986 Incentive Stock Option Plan, 1989 Non-Qualified Stock Option Plan, 1991 Directors' Non-Qualified Stock Option Plan and 1996 Incentive Stock Option Plan, and 232,511 outstanding restricted stock units under the Management Stock Purchase Plan.

(2)
Includes 1,797,810 shares available for future issuance under the 1996 Incentive Stock Option Plan, and 594,608 restricted stock units available for future issuance under the Management Stock Purchase Plan.

Tax Aspects under the U.S. Internal Revenue Code

        The following is a summary of the principal federal income tax consequences of transactions under the 2003 Directors' Plan. It does not describe all federal tax consequences under the 2003 Directors' Plan, nor does it describe state or local tax consequences.

        Non-Qualified Stock Options.    With respect to the Non-Qualified Stock Options granted under the 2003 Directors' Plan, no income is realized by the optionee at the time the stock option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of Class A common stock on the date of exercise, and the Company receives a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of Class A common stock have been held. Special rules will apply where all or a portion of the exercise price of the Non-Qualified Option is paid by tendering shares of Class A common stock.

        Holders of shares representing votes sufficient to approve the 2003 Directors' Plan have indicated an intention to vote for approval of the 2003 Directors' Plan.

        The Board of Directors recommends that stock holders vote FOR the approval of the 2003 Non-Employee Directors' Stock Option Plan.

STOCKHOLDER PROPOSALS

        In order for any stockholder proposal to be included in the proxy statement for the Company's 2004 Annual Meeting of Stockholders, such proposal must be received at the principal executive offices of the Company, 815 Chestnut Street, North Andover, MA 01845, not later than December 19, 2003 and must satisfy certain rules of the Securities and Exchange Commission.

        Nominations and proposals of stockholders may also be submitted to the Company for consideration at the 2004 Annual Meeting if certain conditions set forth in the Company's bylaws are satisfied, but will not be included in the proxy materials unless the conditions set forth in the preceding paragraph are satisfied. Such nominations (or other stockholder proposals) must be delivered to or mailed and received by the Company not less than 75 days nor more than 120 days prior to the anniversary date of the 2003 Annual Meeting which dates will be March 6, 2004 and January 21, 2004, respectively. Shareholder proposals received by the Company outside of the aforementioned dates will be considered untimely received for consideration at such Annual Meeting. If the date of the 2004 Annual Meeting is subsequently moved to a date more than seven days (in the case of Director nominations) or ten days (in the case of other stockholder proposals) prior to the anniversary date of the 2003 Annual Meeting, the Company will publicly disclose such change, and nominations or other proposals to be considered at the 2004 Annual Meeting must be received by the Company not later than the 20th day after such disclosure (or, if disclosed more than 75 days prior to such anniversary date, the later of 20 days following such disclosure or 75 days before the date of the 2004 Annual Meeting, as rescheduled). To submit a nomination or other proposal, a stockholder should send the nominee's name or proposal and appropriate supporting information required by the Company's bylaws to the Secretary of the Company at the address set forth above.

APPENDIX A
WATTS INDUSTRIES, INC.
2003 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

SECTION 1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS

        The name of the plan is the Watts Industries, Inc. 2003 Non-Employee Directors' Stock Option Plan (the "Plan"). The purpose of the Plan is to promote the interests of Watts Industries, Inc. (the "Company") by providing an incentive to obtain and retain the services of highly-qualified persons who are neither officers nor employees of the Company to serve as members of the Board of Directors of the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

        The following terms shall be defined as set forth below:

        "Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

        "Board" means the Board of Directors of the Company.

        "Code" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

        "Effective Date" means the date on which the Plan is approved by stockholders as set forth in Section 9.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

        "Fair Market Value" of the Stock on any given date means the fair market value of the Stock determined in good faith by the Board; provided, however, that if the Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), NASDAQ National System or a national securities exchange, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.

        "Non-Employee Director" means a member of the Board who is not also an officer or employee of the Company or any Subsidiary.

        "Non-Qualified Stock Option," "Option" or "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5.

        "Stock" means the class A common stock, par value $.10 per share, of the Company, subject to adjustments pursuant to Section 3.

        "Subsidiary" means any corporation or other entity (other than the Company) in which the Company has a controlling interest, either directly or indirectly.

SECTION 2. ADMINISTRATION OF PLAN

        (a)    Administration.    The Plan shall be administered by the Board.

        (b)    Powers of Board.    The Board shall have the power and authority:

          (i)    to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Option, which terms and conditions may differ among individual Options and grantees, and to approve the form of written instruments evidencing the Options; and

          (ii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable;to interpret the terms and provisions of the Plan and any Option (including related written instruments); to make all determinations it deems advisable for the administration of the Plan;to decide all disputes arising in connection with the Plan;and to otherwise supervise the administration of the Plan.

        All decisions and interpretations of the Board shall be binding on all persons, including the Company and Plan grantees.

        (c)    Indemnification.    Neither the Board, nor any member nor any delegatee thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board (and any delegatee thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys' fees) arising or resulting there from to the fullest extent permitted by law and/or under any directors' and officers' liability insurance coverage which may be in effect from time to time.

SECTION 3. STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

        (a)    Stock Issuable.    The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 85,000 shares, subject to adjustment as provided in Section 3(b). For purposes of this limitation, the shares of Stock underlying any Options which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company and held in its treasury.

        (b)    Changes in Stock.    Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company's capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for a different number or kind of securities of the Company or any successor entity (or a parent or subsidiary thereof), the Board shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number and kind of shares or other securities subject to any then outstanding Options under the Plan, (iii) the number of Stock Options automatically granted to Non-Employee Directors, and (vi) the price for each share subject to any then outstanding Stock Options under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options) as to which such Stock Options remain exercisable. The adjustment by the Board shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Board in its discretion may make a cash payment in lieu of fractional shares.

        The Board may also adjust the number of shares subject to outstanding Options and the exercise price and the terms of outstanding Options to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the Board that such adjustment is appropriate to avoid distortion in the operation of the Plan.

        (c)    Mergers and Other Transactions.    Notwithstanding any other provisions of the Plan, in the event that a transaction occurs that results in the Stock not being registered under Section 12 of the Exchange Act, all Options shall terminate upon the completion of the transaction. In all other transactions, the Board may either arrange for replacement Options or terminate all Options in exchange for payment in cash or in kind.

SECTION 4. ELIGIBILITY

        Grantees under the Plan will be the Non-Employee Directors of the Company.

SECTION 5. STOCK OPTIONS

        (a)    Automatic Grant of Options.

          (i)    Each Non-Employee Director who is serving as Director of the Company on the fifth business day after each annual meeting of stockholders of the Company, beginning with the annual meeting held in 2003, shall automatically be granted on such day a Non-Qualified Stock Option to acquire 3,094 shares of Stock.

          (ii)  The exercise price per share for the Stock covered by a Stock Option granted hereunder shall be equal to the Fair Market Value of the Stock on the date the Stock Option is granted.

        (b)    Exercise; Termination.

          (i)    All Options granted hereunder shall be exercisable in full as of the grant date. An Option granted hereunder shall not be exercisable after the expiration of ten years from the date of grant.

          (ii)  Options granted hereunder may be exercised only by written notice to the Company specifying the number of shares to be purchased. Payment of the full purchase price of the shares to be purchased may be made by one or more of the methods specified in Section 5(e).

        (c)    Non-transferability of Options.    No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee, or by the optionee's legal representative or guardian in the event of the optionee's incapacity. Notwithstanding the foregoing, the Board, in its sole discretion, may provide in the Option agreement regarding a given Option that the optionee may transfer his Non-Qualified Stock Options to members of his immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Option.

        (d)    Rights of a Stockholder.    An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

        (e)    Method of Exercise.    Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods:

          (i)    In cash, by certified or bank check or other instrument acceptable to the Board;

          (ii)  Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the optionee on the open market or that have been beneficially owned by the optionee for at least six months and are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

          (iii)  To the extent permitted by applicable law, by the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Board shall prescribe as a condition of such payment procedure.

        Payment instruments will be received subject to collection. The delivery of certificates representing the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option agreement or applicable provisions of laws. In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of shares attested to.

SECTION 6. AMENDMENTS AND TERMINATION

        The Board may, at any time, amend or discontinue the Plan and the Board may, at any time, amend or cancel any outstanding Option for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Option without the holder's consent. Except as provided in Section 3(b) or 3(c), in no event may the Board exercise its discretion to reduce the exercise price of outstanding Stock Options or effect repricing through cancellation and re-grants.

SECTION 7. STATUS OF PLAN

        With respect to the portion of any Option that has not been exercised and any payments in Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Board shall otherwise expressly determine in connection with any Option or Options.

SECTION 8. GENERAL PROVISIONS

        (a)    No Distribution; Compliance with Legal Requirements.    The Board may require each person acquiring Stock pursuant to an Option to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

        No shares of Stock shall be issued pursuant to an Option until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Board may require the placing of such stop-orders and restrictive legends on certificates for Stock and Options as it deems appropriate.

        (b)    Delivery of Stock Certificates.    Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee's last known address on file with the Company.

        (c)    Other Compensation Arrangements.    Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases.

        (d)    Trading Policy Restrictions.    Option exercises shall be subject to the Company's insider trading policy, as in effect from time to time.

        (e)    Designation of Beneficiary.    Each grantee to whom an Option has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Option or receive any payment under any Option payable on or after the grantee's death. Any such designation shall be on a form provided for that purpose by the Board and shall not be effective until received by the Board. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee's estate.

SECTION 9. EFFECTIVE DATE OF PLAN

        This Plan shall become effective upon approval by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present. Subject to such approval by the stockholders and to the requirement that no Stock may be issued hereunder prior to such approval, Stock Options may be granted hereunder on and after adoption of this Plan by the Board.

SECTION 10. GOVERNING LAW

        This Plan, all Options and actions taken hereunder and thereunder, shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

DATE APPROVED BY BOARD OF DIRECTORS: February 28, 2003

DATE APPROVED BY STOCKHOLDERS:

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

PROXY

WATTS INDUSTRIES, INC.

815 Chestnut Street, North Andover, MA 01845

Proxy for Class A Common Stock

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Patrick S. O'Keefe and William C. McCartney, and each of them acting solely, proxies, with power of substitution and with all powers the undersigned would possess if personally present, to represent and vote, as designated on the reverse side, all of the shares of Class A Common Stock of Watts Industries, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Watts Industries, Inc. (the "Annual Meeting") to be held in the Phillips Room of The Andover Inn at Phillips Academy, Chapel Avenue, Andover, Massachusetts, on Tuesday, May 20, 2003 at 10:00 a.m. (local time), and at any adjournment(s) or postponement(s) thereof, upon the matters set forth on the reverse side hereof and described in the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement.

The undersigned hereby revokes any proxy previously given in connection with such meeting and acknowledges receipt of the Notice of Annual Meeting and Proxy Statement for the aforesaid meeting and the Annual Report to Stockholders.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

WATTS INDUSTRIES, INC.
C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

INTERNET ACCESS IS HERE!

Watts Industries, Inc. is pleased to announce that registered shareholders now have an innovative and secure means of accessing and managing their registered accounts on-line. This easy-to-use service is only a click away at:

http://www.equiserve.com

In order to access your account and request your temporary password (or PIN), you will need your Social Security number, and Issue ID (076410). Please click on the "Account Access" tab and follow the instructions and a temporary password will be mailed to your address of record.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no instruction is indicated, the undersigned's votes will be cast "FOR" all of the nominees for Director and "FOR" Proposals 2 and 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

					FOR	AGAINST	ABSTAIN
1.	To elect seven Directors to hold office until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified.		2.	To ratify the selection of KPMG LLP as the independent auditors of the Company for the current fiscal year.	☐	☐	☐
	Nominees: (01) Timothy P. Horne, (02) Kenneth J. McAvoy, (03) John K. McGillicuddy, (04) Gordon W. Moran, (05) Daniel J. Murphy, III, (06) Patrick S. O'Keefe, and (07) Roger A. Young
	FOR ALL ☐ NOMINEES	☐ WITHHELD FROM ALL NOMINEES	3.	To approve the Watts Industries, Inc. 2003 Non-Employee Directors' Stock Option Plan.	☐	☐	☐
☐ ________________________________ For all nominees except as noted above			4.	In their discretion, the proxies are each authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.
			MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT ☐

			Sign exactly as your name appears on this Proxy. If the shares are registered in the names of two or more persons, each should sign. Executors, administrators, trustees, partners, custodians, guardians, attorneys and corporate officers should add their full titles as such.
Signature:	Date:	Signature:	Date:

PROXY

WATTS INDUSTRIES, INC.

815 Chestnut Street, North Andover, MA 01845
Proxy for Class B Common Stock

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned hereby appoints Patrick S. O'Keefe and William C. McCartney, and each of them acting solely, proxies, with power of substitution and with all powers the undersigned would possess if personally present, to represent and vote, as designated on the reverse side, all of the shares of Class B Common Stock of Watts Industries, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Watts Industries, Inc. to be held in the Phillips Room of The Andover Inn at Phillips Academy, Chapel Avenue, Andover, Massachusetts, on Tuesday, May 20, 2003 at 10:00 a.m. (Boston time), and at any adjournment(s) or postponement(s) thereof, upon the matters set forth on the reverse side hereof and described in the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement.

        The undersigned hereby revokes any proxy previously given in connection with such meeting and acknowledges receipt of the Notice of Annual Meeting and Proxy Statement for the aforesaid meeting and the Annual Report to Stockholders.

INTERNET ACCESS IS HERE!

        Watts Industries, Inc. is pleased to announce that registered shareholders now have an innovative and secure means of accessing and managing their registered accounts on-line. This easy-to-use service is only a click away at:

http://equiserve.com

        In order to access your account and request your temporary password (or PIN), you will need your Social Security number, and Issue ID (076410). Please click on the "Account Access" tab and follow the instructions and a temporary password will be mailed to your address of record.

☒	Please mark votes as in this example.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no instruction is indicated with respect to Items 1 and 2 below, the undersigned's votes will be cast in favor of Items 1, 2 and 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

1.	To elect seven Directors to hold office until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified.
 Nominees: (01) Timothy P. Horne, (02) Kenneth J. McAvoy, (03) John K. McGillicuddy (04) Gordon W. Moran, (05) Daniel J. Murphy, III, (06) Patrick S. O'Keefe, and
(07) Roger A. Young.
FOR ALL NOMINEES ☐	WITHHELD FROM ALL NOMINEES ☐
☐ ___________________________________ For all nominees except as noted above
		FOR ☐	AGAINST ☐	ABSTAIN ☐
2.	To ratify the selection of KPMG LLP as the independent auditors of the Company for the current fiscal year.
		FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	To approve the Watts Industries, Inc. 2003 Non-Employee Directors' Stock Option Plan.
4.	In their discretion, the proxies are each authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.
MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT	☐

Sign exactly as your name appears on this Proxy. If the shares are registered in the names of two or more persons, each should sign. Executors, administrators, trustees, partners, custodians, guardians, attorneys and corporate officers should add their full titles as such.

Signature:	Date:

Signature:	Date:

QuickLinks

INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
INFORMATION AS TO DIRECTORS AND NOMINEES FOR DIRECTOR
DIRECTORS' COMPENSATION
MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES
LEGAL PROCEEDING INVOLVING DIRECTOR
PRINCIPAL STOCKHOLDERS
COMPENSATION ARRANGEMENTS
SUMMARY COMPENSATION TABLE
COMPARISON OF 66 MONTH CUMULATIVE TOTAL RETURN* Among Watts Industries, Inc., The S&P 500 Index, the Russell 2000 Index and a Peer Group
PROPOSAL 2 RATIFICATION OF INDEPENDENT AUDITORS
PROPOSAL 3 2003 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
STOCKHOLDER PROPOSALS
APPENDIX A WATTS INDUSTRIES, INC. 2003 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
PROXY
WATTS INDUSTRIES, INC.
815 Chestnut Street, North Andover, MA 01845
Proxy for Class A Common Stock
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
INTERNET ACCESS IS HERE!
http://www.equiserve.com
PROXY
WATTS INDUSTRIES, INC.
815 Chestnut Street, North Andover, MA 01845 Proxy for Class B Common Stock
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
INTERNET ACCESS IS HERE!
http://equiserve.com